Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-279526) and on Form S-8 (Nos. 333-287364, 333-279455, 333-265876, 333-262372, 333-234210 and 333-226875), as amended, of our reports dated February 19, 2026, with respect to the consolidated financial statements of Cushman & Wakefield Ltd. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Chicago, Illinois
February 19, 2026